UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549


FORM 8-K/A
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 31, 1998
(Date of Report - Date of earliest event reported)


HAYNES INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:    333-5411




Delaware . . . . . . . . . . . .           06-1185400
(State or other jurisdiction of.        (IRS Employer
incorporation or organization) .  Identification No.)

1020 West Park Avenue, . . . . .           46904-9013
Kokomo, Indiana
(Address of principal executive.           (Zip Code)
offices)

(765) 456-6000
(Registrant's telephone number,
including area code)



Item 4.    Change In Registrant's Certifying Accountant.

1. On March 31, 1998, the Board of Directors of the Corporation engaged the accounting firm of Deloitte & Touche LLP as independent accountants for the Corporation effective as of April 1, 1998, and accordingly dismissed Coopers & Lybrand L.L.P. in such capacity.

2. The report of Coopers & Lybrand L.L.P. on the financial statements for the past two years contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

3. The Board of Directors has approved the dismissal of Coopers & Lybrand L.L.P. and the engagement of Deloitte & Touche LLP.

4. During the two most recent fiscal years ended September 30, 1997 and 1996 and any subsequent interim period, there have been no disagreements with Coopers & Lybrand L.L.P. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, and there have been no reportable events (as defined in Item 304 of Regulation S-K of the Securities and Exchange Commission) through March 31, 1998.

5. The Corporation has furnished Coopers & Lybrand L.L.P. with a copy of this Form 8-K/A and has requested that Coopers & Lybrand L.L.P. furnish it with a letter addressed to the United States Securities and Exchange Commission (the "SEC") stating whether it agrees with the above statements. A copy of the Coopers & Lybrand L.L.P. letter to the SEC, dated April 24, 1998, is filed as Exhibit 16 to this current Report on Form 8-K/A.

6. During the two most recent fiscal years ended September 30, 1997 and 1996 and any subsequent interim period, the Corporation has not consulted Deloitte & Touche LLP regarding any matter requiring disclosure in this Form 8-K/A.



Item 7    Financial Statements and Exhibits

1.    Financial Statements of Businesses Acquired.      None
2.    Proforma Financial Information.            None
3.    Exhibits


Exhibit No.    Description

16            Letter from Coopers & Lybrand L.L.P. to the SEC dated April 24,
              1998




Signatures



    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



    Date:    April 24, 1998
                By:      /s/ Michael D. Austin
                             Michael D. Austin
                             President and Chief Executive Officer






    Date:    April 24, 1998
                By:     /s/ Joseph F. Barker
                            Joseph F. Barker
                            Vice President, Finance and
                            Chief Financial Officer